                                                                     Exhibit 5.1

                   [Sonnenschein Nath & Rosenthal letterhead]

                               February 5, 2001

Kansas City Southern Industries, Inc.
114 West 11th Street
Kansas City, Missouri 64105

The Kansas City Southern Railway Company
114 West 11th Street
Kansas City, Missouri 64105

The Subsidiaries of Kansas City Southern Industries, Inc.
Listed on Exhibit A attached hereto

RE: The Kansas City Southern Railway Company/Kansas City Southern Industries, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to The Kansas City Southern Railway Company, a Missouri corporation (the "Issuer"), Kansas City Southern Industries, Inc., a Delaware corporation and parent corporation of the Issuer ("Parent"), and each of the wholly owned subsidiaries of Parent set forth on the attached Exhibit A (the "Subsidiary Guarantors") in connection with the proposed registration by the Issuer of its offer to exchange up to $200,000,000 in aggregate principal amount of its 9 1/2% Senior Notes due 2008 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-54262), originally filed with the Securities and Exchange Commission (the "Commission") on January 25, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented is hereinafter referred to as the "Registration Statement").

     The obligations of the Issuer under the Exchange Notes will be guaranteed (collectively, the "Guarantees") by Parent and all of the Subsidiary Guarantors (collectively, the "Guarantors"). The Exchange Notes are to be issued pursuant to the Indenture, dated as of September 27, 2000, by and between the Issuer, the Guarantors and The Bank of New York, as trustee (the "Indenture") in exchange for and in replacement of the Issuer's outstanding 9 1/2% Senior Notes due 2008 (the "Old Notes").

     This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificate or articles of incorporation or other organizational documents, and the bylaws or regulations of the Issuer and each of the Guarantors, (ii) minutes and records of the corporate proceedings of the Issuer with respect to the issuance of the Exchange Notes, (iii) the Registration Statement, (iv) the Indenture, (v) the Supplemental Indenture, dated as of January 29, 2001, between Parent, Issuer, PABTEX GP, LLC, SIS Bulk Holding, Inc., the other Guarantors party thereto and The Bank of New York, as trustee, and (vi) the Exchange and Registration Rights Agreement, dated as of September 27, 2000, by and among the Issuer, the Guarantors and Chase Securities Inc., Banc One Capital Markets, Inc., Fleet Securities, Inc., Scotia Capital (USA) Inc., ABN

AMRO Incorporated, BMO Nesbitt Burns Corp., BNY Capital Markets, Inc., and Tokyo-Mitsubishi International plc (the "Registration Agreement").

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer and the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Issuer, the Guarantors and others. In rendering the opinion below regarding the Guarantor organized in Texas, we have relied solely on the opinion of Jenkens & Gilchrist, a copy of which is attached hereto as Exhibit B. With respect to those Guarantors incorporated or organized under the laws of the State of Delaware, our opinions are based solely on our review of the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Missouri, the State of New York (excluding local laws), the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when:
(i) the Registration Statement becomes effective under the Act, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes in accordance with the terms of the Registration Agreement, the Exchange Notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

     This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned. However, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Sincerely,

                                          /s/ Sonnenschein Nath & Rosenthal

                                          SONNENSCHEIN NATH & ROSENTHAL

                                   Exhibit A
                                   ---------


                                                                 Jurisdiction of
                                                                 Incorporation
Name                                                             or Organization
----                                                             ---------------

Gateway Eastern Railway Company..............................    Illinois
Gateway Western Railway Company..............................    Illinois
PABTEX GP, LLC...............................................    Texas
PABTEX, L.P. ................................................    Delaware
SIS Bulk Holding, Inc. ......................................    Delaware
KCS Transportation Company...................................    Delaware
Mid-South Microwave, Inc. ...................................    Delaware
Rice-Carden Corporation......................................    Missouri
Southern Development Company.................................    Missouri
Southern Industrial Services, Inc. ..........................    Delaware
Trans-Serve, Inc. ...........................................    Delaware

                                   EXHIBIT B
                                   ---------

                        [JENKENS & GILCHRIST letterhead]

Sonnenschein Nath & Rosenthal
4520 Main Street, Suite 1100
Kansas City, Missouri 64111
Attn: Diane M. Bono

                               February 5, 2001


     RE:  PABTEX GP, LLC

Ladies and Gentlemen:

     We have acted as special counsel to PABTEX GP, LLC, a Texas limited liability company (the "Guarantor") in connection with its proposed guaranty of the obligations of The Kansas City Southern Railway Company, a Missouri company ("Issuer") under those certain notes to be registered by the Issuer in connection with the Issuer's offer to exchange up to $200,000,000 in aggregate principal amount of its 9 1/2% Senior Notes due 2008 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-54262), originally filed with the Securities and Exchange Commission (the "Commission") on January 25, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented is hereinafter referred to as the "Registration Statement"), pursuant to the Supplemental Indenture dated as of January 29, 2001, among Guarantor, SIS Bulk Holdings, Inc., Issuer, Kansas City Southern Industries, Inc. ("Parent"), Gateway Eastern Railway Company, Gateway Western Railway Company, KCS Transportation Company, Mid-South Microwave, Inc., PABTEX, L.P., Rice-Carden Corporation, Southern Development Company, Southern Industrial Services, Inc. and Trans-Serve, Inc., and The Bank of New York, as trustee under the indenture (the "Guaranty").

     The Exchange Notes are to be issued pursuant to the Indenture, dated as of September 27, 2000, by and between the Issuer, Parent, certain wholly owned subsidiaries of Parent, and the Bank of New York, as trustee (the "Indenture") in exchange for and in replacement of the Issuer's outstanding 9 1/2% Senior Notes due 2008 (the "Old Notes"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the articles of organization and the regulations of the Guarantor.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Guarantor.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Texas and the federal laws of the United States. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when: (i) the Registration Statement becomes effective under the Act, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and
(iii) the Exchange Notes and the Guaranty have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes in accordance with the terms of the Registration Agreement, then the Guaranty will be a validly issued and binding obligation of the Guarantor.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

     This opinion is solely for your benefit for the purpose of your opinion regarding the above described transactions to be delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned. However, we hereby consent to the filing of this opinion with the Commission as an attachment to Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Sincerely,

                                            JENKENS & GILCHRIST,
                                            a Professional Corporation


                                            By: /s/ Michael L. Cook
                                               -----------------------------
                                                Michael L. Cook, Shareholder